UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2010
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Federally Chartered Corporation (State or other jurisdiction of incorporation)	000-51404 (Commission File Number)	35-6001443 (IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e)

On July 30, 2010, the Board of Directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) announced promotions of two named executive officers:

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Cindy L. Konich (Age 53) to Executive Vice President, Chief Operating Officer – Chief Financial Officer, from Senior Vice President – Chief Financial Officer.  Ms. Konich’s career at the Bank began in 1984.

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Jonathan R. West (Age 53) to Executive Vice President, Chief Operating Officer – Business Operations, from Senior Vice President – Administration, General Counsel and Corporate Secretary.  Mr. West’s career at the Bank began in 1985.

Ms. Konich’s base salary has been adjusted to $360,000 per year, prorated for 2010, and Mr. West’s base salary has been adjusted to $325,000 per year, prorated for 2010.  These amounts may be changed from time to time by the President – Chief Executive Officer, subject to review by the Federal Housing Finance Agency.  Ms. Konich and Mr. West remain eligible to participate in all vacation, incentive, savings and retirement plans available to senior executives of the Bank, as well as all standard health and welfare benefit plans offered to all Bank employees.  In 2007, the Bank entered into a Key Employee Severance Agreement with Ms. Konich and updated Mr. West’s Key Employee Severance Agreement from 2001.  These agreements remain in place.  For more information on these Key Employee Severance Agreements, please refer to the Bank’s Annual Report on Form 10-K, filed with the SEC on March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President – Chief Executive Officer

By:	/s/ K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President – Chief Accounting Officer